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                                                               EXHIBIT (h)(5)(b)

                               SECOND AMENDMENT TO
                          FUND PARTICIPATION AGREEMENT

     The Fund Participation Agreement dated November 18, 1999, between The United States Life Insurance Company in the City of New York, and each of Dreyfus Variable Investment Fund, The Dreyfus Socially Responsible Growth Fund, Inc., and Dreyfus Investment Portfolios is hereby amended as follows:

1. Exhibit A to the Agreement, a revised copy of which is attached hereto, is hereby amended to add Dreyfus Variable Investment Fund International Value Portfolio effective as of July 1, 2008.

2. The New York Stock Exchange and National Association of Securities Dealers, Inc. have been consolidated into a new self-regulatory body called Financial Industry Regulatory Authority. Any and all references to New York Stock Exchange or NYSE and National Association of Securities Dealers, Inc. or NASD in the Agreement shall be changed to Financial Industry Regulatory Authority or FINRA, as appropriate.

3. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have hereunto affixed their respective authorized signatures, intending that this Second Amendment be effective as of July 1, 2008.

THE UNITED STATES LIFE INSURANCE COMPANY
IN THE CITY OF NEW YORK

                                           ATTEST:


By:                                        By:
    ------------------------------------       ---------------------------------
Name:                                      Name:
      ----------------------------------         -------------------------------
Title:                                     Title:
       ---------------------------------          ------------------------------

                                           (Corporate Seal)

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ON BEHALF OF THOSE DREYFUS FUNDS LISTED
ABOVE AS PARTIES TO THE AGREEMENT


By:
    ------------------------------------
Name:
      ----------------------------------
Title:
       ---------------------------------

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                                    EXHIBIT A

                           LIST OF PARTICIPATING FUNDS

Dreyfus Investment Portfolios
     MidCap Stock Portfolio

Dreyfus Variable Investment Fund
     Developing Leaders Portfolio (formerly Small Cap Portfolio)
     International Value Portfolio
     Quality Bond Portfolio

                                        3